EXHIBIT (J)



   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 13 to File No. 33-61254; Amendment No. 15 to File No. 811-7644) of the Gabelli Capital Asset Fund, a series of the Gabelli Capital Series Funds, Inc., of our report dated February 11, 2005, included in the 2004 Annual Report to shareholders.

                                                          /S/ ERNST & YOUNG LLP
                                                              Ernst & Young LLP


New York, New York
April 25, 2005